Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND ACTING PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

I, Jerry D. Chase, President and Chief Executive Officer and Acting Principal Financial Officer, certify that:

1. To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of BSQUARE Corporation.

Dated: November 10, 2016	/s/ Jerry D. Chase
Jerry D. Chase
President, Chief Executive Officer and Acting Principal Financial Officer